UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 20, 2017 (January 16, 2017)

Cumberland Pharmaceuticals Inc.
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(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2525 West End Avenue, Suite 950, Nashville, Tennessee		37203
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(615) 255-0068
Not Applicable
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Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.
On January 16, 2017, Cumberland Pharmaceuticals Inc. (the "Company") announced the addition of Kenneth J. Krogulski, CFA to its Board of Directors. Kenneth is the President and Chief Executive Officer of Berkshire Asset Management LLC ("Berkshire"). He is also the Chief Investment Officer of Berkshire, a 30-year-old independent SEC registered investment advisory firm with over $1.5 billion under management. Kenneth's appointment to Cumberland's Board was effective January 18, 2017.
Kenneth has over 37 years' experience in security analysis and portfolio management. He began his career in finance at First Eastern Bank (now PNC Financial) as an investment analysis and portfolio manager. He then served as senior portfolio manager in First Eastern's trust department. Mr. Krogulski then joined Berkshire and later led a management buy-out acquiring the company from Legg Mason. Under his leadership, Berkshire's assets under supervision have grown from $600 million in 2006 and are now over $1.5 billion.
Kenneth earned his B.S. in finance from Indiana University of Pennsylvania and his M.B.A from Wilkes University. He holds the Chartered Financial Analysts designation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

January 20, 2017	By: Michael Bonner

Name: Michael Bonner
Title: Chief Financial Officer